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                                                                   Exhibit 5


February 29, 1996


WMX Technologies, Inc.
3003 Butterfield Road
Oak Brook, Illinois 60521

     Re:  Registration Statement on Form S-1
          Relating to 2,500,000 Shares of Common Stock, $1 Par Value
          ----------------------------------------------------------

Ladies and Gentlemen:

     In my capacity as Associate General Counsel of WMX Technologies, Inc., a Delaware corporation (the "Company"), I have represented the Company in connection with the above-referred to registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933 for the purpose of registering under that Act 2,500,000 shares of common stock of the Company, $1 par value, which the Company may offer from time to time in connection with acquisitions. In this connection, I, or attorneys acting under my direction, have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I have deemed necessary to examine for the purpose of this opinion.

     Based on such examination, on the existing provisions of the restated certificate of incorporation of the Company, and on the applicable laws of the State of Delaware now in effect, it is my opinion that such of the 2,500,000 shares of common stock as are issued from time to time as contemplated by the Registration Statement will, upon issuance and delivery of such shares against receipt by the Company of the agreed consideration therefor, constitute legally issued, fully paid and non-assessable shares of the Company, provided (a) the number of authorized and unissued shares of common stock of the Company continues to be adequate for each such issue; and (b) each such issue is duly authorized by the board of directors of the Company, or a duly authorized committee thereof, for a consideration (not less than the par value of the shares) determined by said board of directors or committee to be adequate.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Thomas A. Witt

Thomas A. Witt
Vice President, Assistant Secretary
and Associate General Counsel
/lsl